Exhibit 10.17

                      EXECUTIVE COMPENSATION AGREEMENT
                                  1995/96

EXECUTIVE:  B. CARETTE                    MANAGER:  J.C. GOUACHE

The EXECUTIVE compensation plan is based on two components:

  -- a salary, aligned with market information
  -- a bonus linked to the accomplishments of specific, quantifiable objectives

The agreement between the EXECUTIVE and his MANAGER determines the salary and objectives for the year ended June 30, 1996 ("Fiscal 1996").

At the end of this period, the parties concerned will decide on the continuation of the process.

 I.  SALARY
     Starting October 1, 1995, the EXECUTIVE'S annual gross salary will be: $80,500.

     It will be in effect for a period of 12 months, except in the event of a change in job function.

II.  BONUS
     For the period from July 1, 1995 to June 30, 1996, the objectives and relevant bonuses for the EXECUTIVE are noted hereafter.

     1. Increase in net sales of BioTechnica/LG Seeds compared to proforma results for Fiscal 1995. If net sales are less than $23,961,000, bonus will be $0. If net sales exceed $23,961,000, bonus will be $3,500 multiplied by (net sales of LG Seeds for Fiscal 1996 less $23,961,000) divided by $1,000,000.

     2.  Improvement of CAF of BioTechnica/LG Seeds for Fiscal 1996

         -- If CAF is equal to or less than a negative $1,870,000, bonus will be $0
         -- If CAF is greater than a negative $1,870,00, bonus will be CAF96+$1,870,000, divided by $1,600,000, times $3,500

     3. Domestic Retail Sales Increase (DRS) -- per final audited income statement, domestic sales minus wholesale sales
         3.11  If DRS are less than $17,250,000             $0
         3.12  If DRS exceeds $17,250,000:
LGS DRS - $17,250,000, divided by $5,000,000, times $6,500 Bonus

     4. Domestic Corn Volume Increase (DCV) -- corn volume in number of bags (excluding plot, replant)
         4.11  If DCV is less than 160,000 bags             $0
         4.12  If DCV exceeds 160,000 bags
DCV - 160,000 bags , divided by 30,000 bags, times $6,500  Bonus


NOTE: CAF is a French accounting measurement of cash generated by operations. It is equal to net income plus depreciation and amortization, adjusted by changes in inventory reserves, accounts receivable reserves, and gain or loss on disposal of fixed assets.

Payment of these bonuses is conditional upon the completion of the objectives as determined by the MANAGER and the EXECUTIVE for Fiscal 1996. Each objective will be analyzed separately during a meeting between the EXECUTIVE and his MANAGER.

I understand and agree with the compensation plan as outlined above. I have retained a signed copy of this agreement for my records.

Executed in Duplicate

/s/  J.C. GOUACHE                      /s/  B. CARETTE
       MANAGER                              EXECUTIVE


Dated:  October 4, 1995
        Amended February 9, 1996